UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report
(Date of earliest event reported):

March 8, 2018

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	000-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia, WA	98501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
                    (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
                   (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

On March 8, 2018, Heritage Financial Corporation, Olympia, Washington ("Heritage") entered into a definitive agreement (the "Agreement") with Premier Commercial Bancorp, Hillsboro, Oregon ("Premier Commercial"), pursuant to which Premier Commercial will be merged with and into Heritage (the "Merger"), and immediately thereafter Premier Commercial's bank subsidiary, Premier Community Bank, will be merged with and into the Heritage's subsidiary bank, Heritage Bank.
Under the terms of the merger agreement, Premier Commercial Shareholders will receive 0.4863 shares of Heritage common stock for each share of Premier Commercial common stock.  Based on the closing price of Heritage common stock of $31.10 on March 8, 2018, the consideration value per share of Premier Commercial was $15.12, or approximately $88.6 million in aggregate, including the value of the restricted stock.  The value of the merger consideration will fluctuate until closing based on the value of Heritage's stock price.  Upon consummation of the Merger, the shareholders of Premier Commercial will own approximately 7.7% of the combined company.
In the event the Agreement is terminated under certain specified circumstances in connection with a competing transaction, Premier Commercial will be required to pay Heritage a termination fee of $3.45 million in cash.
The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the Agreement by the shareholders of Premier Commercial, and is expected to be completed in the third quarter of 2018. All of the directors and executive officers of Premier Commercial have agreed to vote their shares of Premier Commercial common stock in favor of approval of the Agreement.
The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
Cautionary Statement Regarding Representations and Warranties
The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Heritage or Premier Commercial, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Heritage's public disclosures.

Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "expected," "anticipate," "continue," or other comparable words. In addition, all statements other than statements of historical facts that address activities that Heritage expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Heritage Financial Corporation, particularly its Form 10-K for the year ended December 31, 2017, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management. Specific risks in this press release include whether Premier Commercial's shareholders approve the merger, whether the companies receive regulatory approval for the merger, whether the conditions to closing are satisfied, the timing of the closing and management's ability to effectively integrate the companies.

Additional Information About the Merger and Where to Find It

Heritage will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission ("SEC") and appropriate state and federal banking authorities as soon as practical. Heritage and Premier Commercial will prepare a proxy statement/prospectus and other relevant documents concerning the proposed transaction for the Premier Commercial shareholders. Investors are urged to read such proxy statement/prospectus and registration statement regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because they will contain important information. You will be able to obtain a free copy of the registration statement, as well as other filings including the proxy statement/prospectus at the SEC's internet site (http://sec.gov). The documents can also be obtained, without charge, by directing a written request to either Heritage Financial Corporation, P.O. Box 1578, Olympia, WA 98501, Attention: Brian Vance, or Premier Commercial Bancorp, 314 East Main Street, Hillsboro, Oregon 97123, Attention: Rick A. Roby. Heritage Financial Corporation and Premier Commercial Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Premier Commercial shareholders in connection with the merger. Information about the directors and executive officers of Premier Commercial and the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.
The joint press release issued by the Heritage and Premier Commercial on March 8, 2018 announcing the Agreement is furnished herewith as Exhibit 99.1. The investor presentation material to be used by Heritage for its conference call on March 9, 2018 to discuss the proposed transaction is furnished herewith as Exhibit 99.2.

ITEM 9.01 – Financial Statements and Exhibits.

(d) –Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 8, 2018, by and between Heritage Financial Corporation and Premier Commercial Bancorp

99.1	Joint Press Release dated March 8, 2018

99.2	Investor Presentation Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date: March 8, 2018	By: /s/Brian L. Vance
Brian L. Vance President and Chief Executive Officer